Exhibit 99.1

RICHMOND MUTUAL AND THE FARMERS BANCORP
ANNOUNCE TRANSFORMATIONAL STRATEGIC MERGER

Highlights of the Announced Transaction:

•	Creates a premier $2.6 billion asset community bank with a network of 24 branches across key markets in Central and East Central Indiana as well as Western and Central Ohio

•	Combines two culturally-aligned banks committed to customers, employees, and communities

•	Unlocks higher lending limits and broader product offerings for both companies’ customers

•	Improves trading liquidity for both companies and increases dividends for Farmers Bancorp shareholders

•	Delivers significant EPS accretion for Richmond Mutual and positions the combined company for long-term growth and shareholder value creation

RICHMOND, IN. and FRANKFORT, IN, November 12, 2025 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (“Richmond Mutual”), the holding company of First Bank Richmond, and The Farmers Bancorp, Frankfort, Indiana (OTCPK: FABP) (“Farmers Bancorp”), the holding company of The Farmers Bank, today announced they have entered into a definitive agreement under which Farmers Bancorp will merge with and into Richmond Mutual in an all-stock transaction valued at approximately $82 million, or $44.71 per share of Farmers Bancorp common stock, based on a closing price for Richmond Mutual’s common stock of $13.15 as of November 10, 2025.

“This combination marks the beginning of a strong and promising future for our newly unified organization,” said Garry Kleer, Chairman, President and Chief Executive Officer of Richmond Mutual. “We are bringing together two well-established community banks, both dedicated to delivering exceptional client experiences and helping individuals and businesses achieve their financial goals. By joining forces, we gain the scale to offer higher lending limits, invest in technology, and deliver an even better experience for our customers. Our shared culture and commitment to community banking make this a natural fit. I look forward to working with Chris Cook and our combined team to drive growth and create long-term value for our shareholders.”

Christopher (“Chris”) D. Cook, President and Chief Executive Officer of Farmers Bancorp, commented, “Together, Richmond Mutual and Farmers Bancorp will have the resources to compete more effectively, expand our product offerings, and invest in technology & innovation. This partnership enhances opportunities for our employees and deepens our ability to serve customers and communities. We are excited about the future and confident this combination will deliver meaningful benefits for all stakeholders.”

Transaction Details

Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, the shareholders of Farmers Bancorp common stock will have the right to receive 3.40 shares of Richmond Mutual common stock for each outstanding share of Farmers Bancorp common stock they own.

Following completion of the merger, existing Richmond Mutual shareholders will own approximately 62% of the combined company, and Farmers Bancorp shareholders approximately 38%. The all-stock transaction is intended to be tax-free for shareholders of Farmers Bancorp.

The financial benefits of the transaction are compelling, as the combined company will be positioned with expanded earnings power to drive greater value for shareholders. On a run-rate basis, calculated from the annualized results for the three months ended September 30, 2025, the merger is expected to generate approximately 35% EPS accretion for Richmond Mutual shareholders, following full realization of anticipated cost savings. For Farmers Bancorp shareholders, based on the exchange ratio of 3.40x and the current dividend levels of each company, the merger will result in dividend per share accretion of approximately 27.5%.

Name, Branding and Headquarters

The combined company will continue to trade on the Nasdaq Capital Market under the ticker symbol “RMBI.” The holding company will operate under the name “Richmond Mutual Bancorporation, Inc.,” while the combined bank will operate under a new name to be jointly determined by the parties prior to closing. The administrative headquarters of the combined company will be located in Richmond, Indiana, and the administrative headquarters of the combined bank will be located in Frankfort, Indiana.

Governance and Leadership

The combined company's Board of Directors will consist of 11 directors, six from Richmond Mutual and five from Farmers Bancorp.

•	Garry D. Kleer, current Chair of Richmond Mutual, will continue to serve as Chair of the combined company.

•	Barbara A. Cutillo, current Chair of Farmers Bancorp, will serve as Vice Chair of the combined company.

The combined company will be led by a well-respected management team that is comprised of individuals with significant financial services experience.

•	Garry D. Kleer, President and Chief Executive Officer of Richmond Mutual, will serve as Chief Executive Officer of the combined company.

•	Chris D. Cook, President and Chief Executive Officer of Farmers Bancorp, will serve as President of the combined company and as President and Chief Executive Officer of the combined bank.

•	Bradley M. Glover, Chief Financial Officer of Richmond Mutual, will continue serving as Chief Financial Officer of both the combined company and bank.

•	Carroll Ann Valentino, Chief Operations Officer of Farmers Bancorp, will become the Chief Operations Officer of the combined bank.

•	Paul J. Witte, President and Chief Operating Officer of First Bank Richmond, will serve as Indiana Market President of the combined bank.

•	William A. Daily, Jr., Ohio Market President of Mutual Federal, a division of First Bank Richmond, will serve as Ohio Market President of the combined bank.

•	Chad L. Kozuch, Chief Financial Officer of Farmers Bancorp, will serve as Chief Risk Officer of the combined bank.

Timing and Approvals

The transaction is expected to close early in the second quarter of 2026, pending regulatory and shareholder approvals and other customary closing conditions. Directors of both Richmond Mutual and Farmers Bancorp have entered into voting agreements to vote their shares in favor of the merger and related proposals. For additional information about the proposed merger of Farmers Bancorp with and into Richmond Mutual, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”).

Advisors

Janney Montgomery Scott LLC acted as financial advisor to Farmers Bancorp and delivered a fairness opinion to its Board of Directors. Amundson Davis LLC served as legal counsel to Farmers Bancorp.

Keefe, Bruyette & Woods, A Stifel Company acted as financial advisor to Richmond Mutual and delivered a fairness opinion to its Board of Directors. Silver, Freedman, Taff & Tiernan LLP served as legal counsel to Richmond Mutual.

Investor Presentation Details

An investor presentation regarding the proposed merger will be filed with the SEC and made available at the SEC's website, www.sec.gov, or by accessing Richmond Mutual's website at www.firstbankrichmond.com under the “Investor Relations” link and then under the heading “SEC Filings.”

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio, and its loan production office in Columbus, Ohio.

About The Farmers Bancorp, Frankfort, Indiana

The Farmers Bancorp, Frankfort, Indiana operates as the financial holding company for The Farmers Bank. Founded in 1876, The Farmers Bank is a full-service financial institution based in Clinton County, Indiana. In addition to its main office at 9 East Clinton Street, Frankfort, Indiana, the Bank operates a loan production office in Carmel and branches in Fishers, Frankfort, Kirklin, Lebanon, Michigantown, Mulberry, Noblesville, Rossville, Sheridan, and Westfield.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing and benefits of the proposed merger between Richmond Mutual and Farmers Bancorp, future financial and operating results, business strategy, and other statements that are not historical facts. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” and similar expressions are intended to identify these forward-looking statements.

Actual results could differ materially due to risks, uncertainties, and other factors, including, among others:

•	Events, changes, or circumstances that could give rise to the right of either party to terminate the merger agreement;

•	The possibility that the merger may not be completed on the anticipated terms, within the expected timeframe, or at all;

•	Failure to obtain required regulatory or shareholder approvals, or the imposition of conditions that could adversely affect the combined company or expected benefits;

•	Challenges in meeting expectations regarding the timing, completion, accounting, and tax treatment of the merger;

•	The potential that anticipated cost savings, synergies, or revenue enhancements may not be realized or may take longer to achieve;

•	Higher-than-expected transaction costs or unexpected events;

•	Dilution from the issuance of additional Richmond Mutual shares in connection with the merger;

•	Potential litigation or other legal proceedings related to the merger;

•	Restrictions during the pendency of the transaction that may limit business opportunities or strategic initiatives;

•	The ability to successfully integrate operations, systems, personnel, and technologies post-merger;

•	Disruption to customer, employee, or vendor relationships, including key community relationships;

•	Diversion of management’s attention from ongoing operations and strategic initiatives;

•	Lower-than-expected revenues or profitability following the merger;

•	Changes in credit, capital markets, or economic, political, or regulatory conditions;

•	Competition from banks and other financial service providers; and

•	Other factors detailed in Richmond Mutual’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements speak only as of the date of this release. Neither Richmond Mutual nor Farmers Bancorp undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information regarding the risks and uncertainties that could affect future results of Richmond Mutual and Farmers Bancorp can be found in Richmond Mutual’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025, and other filings with the SEC, available free of charge on the SEC's website at www.sec.gov.

Annualized, pro forma, projected, and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval with respect to the proposed transaction.

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement of Richmond Mutual and Farmers Bancorp and a prospectus of Richmond Mutual, which will be distributed to the shareholders of Richmond Mutual and Farmers Bancorp in connection with their votes on the merger of Farmers Bancorp with and into Richmond Mutual and the issuance of Richmond Mutual common stock in the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Richmond Mutual through the web site maintained by the SEC at www.sec.gov. These documents, when available, also can be obtained free of charge by accessing the Richmond Mutual’s website at www.firstbankrichmond.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when filed with the SEC by Richmond Mutual, can be obtained free of charge by (1) writing Richmond Mutual at 31 North 9th Street, Richmond, Indiana 47374, Attn: Bradley Glover or by calling (765) 962-2581; or (2) writing Farmers Bancorp at 9 East Clinton Street, Frankfort, Indiana 46041, Attn: Chad Kozuch, or by calling (765) 654-8731.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Richmond Mutual may be deemed to be participants in the solicitation of proxies from the shareholders of Richmond Mutual in connection with the proposed transaction. Information about Richmond Mutual’s directors and executive officers is included in the proxy statement for its 2025 annual meeting of Richmond Mutual’s shareholders, which was filed with the SEC on April 16, 2025.

The directors, executive officers and certain other members of management and employees of Farmers Bancorp may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Farmers Bancorp. Information about Farmer Bancorp’s participants and additional information regarding the interests of these participants will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described above.

Contacts Richmond Mutual Bancorporation, Inc. Garry D. Kleer, Chairman, President, and Chief Executive Officer Bradley M. Glover, SVP/Chief Financial Officer (765) 962-2581	The Farmers Bancorp, Frankfort Indiana Christopher D. Cook, President and Chief Executive Officer Chad Kozuch, EVP/Chief Financial Officer (765) 654-8731

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